Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated May 12, 2017, relating to the combined statement of investments of real estate assets to be contributed to VICI Properties Inc. and financial statement schedule (which report expresses an unqualified opinion) and contained in Registration Statement No. 333-221997 of VICI Properties Inc. on Form S-11.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
January 31, 2018